Exhibit F


                      [On Letterhead of Steven R. Suleski, Esq.]





                                             November 20, 1998




          Securities and Exchange Commission
          Washington, D.C. 20549


               Re:  Interstate Power Company (the "Company")
                    Statement on Form U-1, as Amended
                    (File No. 70-9377) (the "Form U-1")
                    ----------------------------------------


          Ladies and Gentlemen:

                    I have read the Form U-1 and am furnishing this opinion with respect to the proposed transactions described therein relating to the issuance by the Company of the Debt Securities and the Tax Exempt Collateral Bonds (as defined therein).

                    I am of the opinion that the Company is validly organized and duly existing as a corporation under the laws of the State of Iowa and that, upon the adoption of appropriate resolutions by the board of directors of the Company (or a duly authorized committee thereof), upon the issuance of your order or orders in this matter permitting such Form U-1 to become effective with respect to such proposed transactions, and upon compliance with the relevant provisions of the Securities Act of 1933 and the Trust Indenture Act of 1939, and in the event that the proposed transactions are consummated in accordance with such Form U-1 and your order or orders in respect thereof and with the order of the Iowa Utilities Board with respect thereto:

                    (a)  all state laws applicable to the
                         proposed transactions will have
                         been complied with;

                    (b)  the Debt Securities and the Tax
                         Exempt Collateral Bonds will be
                         valid and binding obligations of
                         the Company in accordance with
                         their terms; and

                    (c)  the consummation of the proposed
                         transactions will not violate the
                         legal rights of the holders of any
                         securities issued by the Company or
                         any associate company thereof.


                    I hereby give my written consent to the use of this opinion in connection with the Form U-1.

                                             Very truly yours,

                                             /s/ Steven R. Suleski

                                             Steven R. Suleski